Exhibit 23.1




           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated April 11, 2007, relating to the consolidated financial statements GS
Agrifuels Corporation and Subsidiaries ("Company"), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern appearing in the Annual Report on Form 10-KSB of GS Agrifuels Corporation for the year ended December 31, 2006 and to the reference to us under the caption "Experts".



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated April 16, 2007, relating to the consolidated financial statements GS Energy Corporation and Subsidiaries ("Company"), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern appearing in the Annual Report on Form 10-KSB of GS Energy Corporation for the year ended December 31, 2006 and to the reference to us under the caption "Experts" in the Prospectus, which is part of this Registration Statement



Date:  June 29, 2007

/s/ Rosenberg Rich Baker Berman & Co.